Exhibit 4.4
LIMITED WAIVER AND FIFTH AMENDMENT TO
DEBTOR IN POSSESSION CREDIT AGREEMENT

           LIMITED WAIVER AND FIFTH AMENDMENT, dated as of October 10, 2003 (the "Amendment"), to the Debtor in Possession Credit Agreement, dated as of December 24, 2002, among United Air Lines, Inc., a Delaware corporation as debtor and debtor in possession ("Borrower"), the Persons named in the Credit Agreement as Credit Parties as debtors and debtors in possession, Bank One, NA, a national banking association in its capacity as Agent for the Lenders ("Agent"), and the Persons signatory to the Credit Agreement from time to time as Lenders.

W I T N E S S E T H:

        WHEREAS, Borrower, Credit Parties, Agent and Lenders have entered into that certain Debtor in Possession Credit Agreement, dated as of December 24, 2002 (as amended, restated, supplemented and otherwise modified from time to time, the "Credit Agreement"), and to certain other documents executed in connection with the Credit Agreement; and

        WHEREAS, the Borrower and the other Credit Parties have requested that from and after the (i) Waiver and Fuel Agreement Effective Date (as hereinafter defined), the Lenders agree to waive the Events of Default described in paragraph 2 hereof and consent to the amendments set forth in paragraphs 3(A), 5(D), 7 and 8 hereof and (ii) Amendment Effective Date (as hereinafter defined), the Credit Agreement be amended as set forth in paragraphs 3(B), 4, 5(A), 5(B),  5(C) and 6 hereof, subject to and upon the terms and conditions set forth herein.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.    As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

        2.    Waivers.  The Lenders hereby waive any Default under (i) Section 7.13 of the Credit Agreement or any Unmatured Default under Section 7.13 of the Credit Agreement solely as a result of the Borrower's failure to provide the 14-day notice required by Section 6(c)(iii) of the SGR Agreement for the discontinuation or material modification of service on any Route in connection with discontinuation of service on the San Francisco/Taipei Route as set forth on Schedule 1 attached hereto and (ii) Section 7.5 of the Credit Agreement solely as a result of the occurrence of any corresponding default under the Additional DIP Credit Agreement, provided that the waiver set forth in this sentence shall not become effective until any such similar default under the Additional DIP Credit Agreement has been waived and Agent has received evidence satisfactory to it of such waiver.

        3.     Amendment to Article I.  Article I of the Credit Agreement is hereby amended by (A) inserting the following new definitions in the appropriate alphabetical order:

"Jet Fuel Supply Agreement" shall mean that certain Jet Fuel Supply Agreement, dated as of October ___, 2003, as it may be amended from time to time in accordance with Section 6.37 hereof, among the Borrower, UAFC and MSCG, pursuant to which MSCG will supply jet fuel for the Borrower's domestic operations, will assume certain of the Borrower's and UAFC's existing supply and third-party sale agreements and will sublease certain of the Borrower's and UAFC's existing infrastructure agreements.

"MSCG" shall mean Morgan Stanley Capital Group Inc.

"UAFC" shall mean United Aviation Fuels Corporation.

 and (B) inserting the following new definition in the appropriate alphabetical order:

                                        "Orbitz" shall have the meaning set forth in Section 6.25 hereof.

        4.    Amendment to Section 6.22. Section 6.22 of the Credit Agreement is hereby amended by (A) deleting the word "and" appearing at the end of clause (xiv), (B) deleting the period at the end of clause (xv)  and (C) inserting the following new clause at the end thereof:

"; and (xvi) the restructuring of certain Indebtedness owed to Export Development Canada secured by Liens on five (5) flight simulators (in connection and concurrently with the refinancing of certain Indebtedness that is secured by two 757 aircraft, which refinancing is permitted by clause (ix) of this Section) pursuant to which principal payments will be deferred until August 1, 2004 (with principal payments to be made every February and August thereafter according to an agreed upon amortization) and accrued and unpaid interest will be paid upon the closing of such restructuring and in February 2004 and thereafter on any dates on which a principal payment is made (it being understood that any such restructured Indebtedness may not be granted status as  a superpriority administrative expense claim pursuant to Section 364(c)(1) of the Bankruptcy Code)."         5.     Amendment to Section 6.24. Section 6.24 of the Credit Agreement is hereby amended by (A) deleting the word "and" appearing at the end of clause (xviii), (B) deleting the period at the end of clause (xix) and (C) inserting the following new clause (xx) at the end thereof: "; (xx) the sale or other disposition by the Borrower of (A) 100% of the ownership interests which it holds in Hotwire, Inc. for net cash proceeds of no less than $80,000,000 and (B) the sale or other disposition by the Borrower of a portion of the ownership interests which it holds in Orbitz in a public offering of the common stock of Orbitz for cash proceeds of no less than $26,000,000, provided, that 100% of such net cash proceeds of each disposition permitted by this clause 6.24(xx) shall be applied as a prepayment of the "Loans" under the Additional DIP Credit Agreement in accordance with Section 2.13(e) of the Additional DIP Credit Agreement;" and (D) inserting the following new clause (xxi) immediately thereafter: "and (xxi) the assignment of local supply agreements, bulk supply agreements and third-party sale agreements, the sublease of infrastructure agreements and the transfer of historical pipeline capacity in each case as contemplated under the Jet Fuel Supply Agreement.".         6.     Amendment to Section 6.25.   Section 6.25 of the Credit Agreement is hereby amended by (A) deleting the word "and" appearing at the end of clause (xiii), (B) deleting the period at the end of clause (xiv) and (C) inserting the following new clauses at the end thereof: "; (xv) following the distribution of ULS's ownership interests in Orbitz, Inc. and Orbitz, LLC (together, "Orbitz") to the Parent, the Parent may transfer such ownership interests in Orbitz to the Borrower through a capital contribution in connection with the sale of such ownership interests permitted by Section 6.24(xx); and (xvi) additional capital contributions by the Parent to the Borrower."         7.    Amendment to Section 6.26.  Section 6.26 of the Credit Agreement is hereby amended by (A) deleting the word "and" appearing at the end of clause (xvi), (B) deleting the period at the end of clause (xvii) and (C) inserting the following new clause at the end thereof: "; and (xviii) Liens on cash in an aggregate amount not in excess of $18,000,000 representing a deposit securing the obligations of the Borrower and UAFC under the Jet Fuel Supply Agreement.".         8.    Amendment to Article VI. Article VI of the Credit Agreement is hereby amended by adding the following new Section 6.37: "6.37  Modification of Jet Fuel Supply Agreement.  Enter into or permit any material amendment or modification to the Jet Fuel Supply Agreement that would materially and adversely affect the interests of the Lenders."         9.    Condition to Waiver and Fuel Agreement Effective Date.  The waivers set forth in paragraph 2 hereof and the consents to the amendments set forth in paragraphs 3(A), 5(D), 7 and 8 hereof shall not become effective until the date (the "Waiver and Fuel Agreement Effective Date") on which this Amendment shall have been executed by the Borrower, the other Credit Parties and the Required Lenders, and Agent shall have received evidence satisfactory to it of such execution.

      10.    Conditions to Amendment Effective Date. The amendments set forth in paragraphs 3(B), 4, 5(A), 5(B), 5(C) and 6 of this Amendment shall not become effective until the date (the "Amendment Effective Date") on which (i) this Amendment shall have been executed by the Borrower, the other Credit Parties and the Required Lenders, and Agent shall have received evidence satisfactory to it of such execution, (ii) the Bankruptcy Court shall have entered an order satisfactory in form and substance to the Agent authorizing the payment by no later than October 27, 2003 by the Borrower to the Agent for the respective account of each Lender that has executed and delivered to each Agent a counterpart of this Amendment by not later than 5:00 p.m. (New York City time) on October 10, 2003, an amendment fee in an amount equal to 1/10 of 1% of such Lender's Commitment on October 10, 2003, and (iii) such amendment and other fees referred to above shall have been paid in cash to the Agent within one Business Day after entry of the order referred to above (it being understood and agreed that the fees referred to in clause (ii) are being paid in consideration of all of the waivers and amendments set forth herein).

      11.    Ratification.  Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

      12.    Costs and Expenses.  The Borrower agrees that its obligations set forth in Section 9.6 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

      13.    References.  This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

      14.    Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

      15.    Applicable Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois.

[SIGNATURE PAGES TO FOLLOW]

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first written.

BORROWER:

UNITED AIR LINES, INC.

By:   /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President
        and Chief Financial Officer

GUARANTOR:

UAL CORPORATION

By:   /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President
        and Chief Financial Officer

GUARANTOR:

UAL LOYALTY SERVICES, INC.

By:  /s/ Steven M. Rasher
Name:
Title:

GUARANTOR:

UAL COMPANY SERVICES, INC.

By:   /s/ Frederic F. Brace
Name: Frederic F. Brace
Title:   Vice President and Treasurer

GUARANTOR:

CONFETTI, INC.

By:   /s/ Steven M. Rasher
Name:
Title:

GUARANTOR:

MILEAGE PLUS HOLDINGS, INC.

By:   /s/ Steven M. Rasher
Name:
Title:

GUARANTOR:

MILEAGE PLUS MARKETING, INC.

By:   /s/ Steven M. Rasher
Name:
Title:

GUARANTOR:

MYPOINTS.COM, INC.

By:   /s/ Steven M. Rasher
Name:
Title:

GUARANTOR:

CYBERGOLD, INC.

By:   /s/ Steven M. Rasher
Name:
Title:

GUARANTOR:

ITARGET.COM, INC.

By:   /s/ Steven M. Rasher
Name:
Title:

GUARANTOR:

MYPOINTS OFFLINE SERVICES, INC.

By:   /s/ Steven M. Rasher
Name:
Title:

GUARANTOR:

UAL BENEFITS MANAGEMENT, INC.

By:   /s/ Frederic F. Brace
Name: Frederic F. Brace
Title:  President

GUARANTOR:

UNITED BIZ JET HOLDINGS, INC.

By:   /s/ Steven M. Rasher
Name:
Title:

GUARANTOR:

BIZJET CHARTER, INC.

By:   /s/ Steven M. Rasher
Name:
Title:

GUARANTOR:

BIZJET FRACTIONAL, INC.

By:   /s/ Steven M. Rasher
Name:
Title:

GUARANTOR:

BIZJET SERVICES, INC.

By:   /s/ Steven M. Rasher
Name:
Title:

GUARANTOR:

KION LEASING, INC.

By:   /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  President

GUARANTOR:

PREMIER MEETING AND TRAVEL SERVICES,

INC.

By:   /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  Vice President and Treasurer

GUARANTOR:

UNITED AVIATION FUELS CORPORATION

By:   /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  Vice President

GUARANTOR:

UNITED COGEN, INC.

By:  /s/ Paul R. Lovejoy
Name:  Paul R. Lovejoy
Title:  Vice President and Secretary

GUARANTOR:

MILEAGE PLUS, INC.

By:  /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  Vice President

GUARANTOR:

UNITED GHS, INC.

By:  /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  President

GUARANTOR:

UNITED WORLDWIDE CORPORATION

By:  /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  President

GUARANTOR:

UNITED VACATIONS, INC.

By:  Frederic F. Brace
Name:  Frederic F. Brace
Title:  Vice President

GUARANTOR:

FOUR STAR LEASING, INC.

By:  /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  President

GUARANTOR:

AIR WIS SERVICES, INC.

By:  Frederic F. Brace
Name:  Frederic F. Brace
Title:  President

GUARANTOR:

AIR WISCONSIN, INC.

By:  /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  President

GUARANTOR:

DOMICILE MANAGEMENT SERVICES, INC.

By:  /s/ Paul R. Lovejoy
Name:  Paul R. Lovejoy
Title:  Vice President and Secretary

LENDERS:

BANK ONE, NA,

By:  /s/ Patrick J. Fravel
Name:  Patrick J. Fravel
Title:  Associate Director